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                                                                    Exhibit 32.1



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2004 of Aqua America, Inc. (the "Company") as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Nicholas DeBenedictis, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m(a) or Section 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




NICHOLAS DEBENEDICTIS
----------------------------
Nicholas DeBenedictis
Chairman, President and Chief Executive Officer
August 4, 2004


The foregoing certification shall not be deemed to be filed for purposes of
Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to liability under that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act except to the extent this Exhibit 32.1 is expressly and specifically incorporated by reference in any such filing.

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Aqua America, Inc. and will be retained by Aqua America, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.